EXHIBIT  5.1
LEGAL  OPINION

                                 JERRY GRUENBAUM
                          Attorney and Counselor at Law
                           54 Hazard Avenue, Suite 270
                           Enfield, Connecticut 06082
                             (860) 763-4222 Tel/Fax




                                                       November 19, 2001

Board  of  Directors
Chemical  Consortium  Holdings,  Inc.
814  Lakeway  Drive
Suite  262
Bellingham,  WA  98226

RE:  Chemical Consortium Holdings, Inc.

Gentlemen:

     I have acted as securities counsel for Chemical Consortium Holdings, Inc. ("ChemCon" or the "Company"). You have asked me to render this opinion to ChemCon.

     You  have  advised  me  that:

     1. ChemCon is current in its reporting responsibilities to the Securities and Exchange Commission as mandated by the Securities Exchange Act of 1934, as amended

     2. Jerry Gruenbaum of Enfield, Connecticut has acted and will continue to act as legal counsel to the Company.

     3. Gary Cella of Greenwich, Connecticut has acted and will continue to act as business consultant to the Company.

     4. Robert Hilsinger of Bellingham, Washington has acted and will continue to act as accountant to the Company.

     5. In his capacities as legal counsel, Jerry Gruenbaum; in his capacity as business consultant, Gary Cella; in his capacity as accountant, Robert Hilsinger, have provided bona-fide services to the Company which are not in relation to the offer or sale of securities in a capital-raising transaction, and which did not either directly or indirectly promote or maintain a market for ChemCon's securities.

     6. ChemCon has agreed to issue its common stock to the above-named individuals as compensation for their services on behalf of ChemCon.

     7. The shares to be issued to these individuals are pursuant to corporate resolution and the approval of the Board of Directors of ChemCon.


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                                        Chemical  Consortium  Holdings,  Inc.
                                        Re:  Form  S-8
                                        November  19,  2001
                                        Page  2



     These shares shall be registered pursuant to a Registration Statement on Form S-8 and may be issued without restrictive legend.

     I have read such documents as have been made available to me. For purposes of this opinion, I have assumed the authenticity of such documents.

     Based on the accuracy of the information supplied to me, it is my opinion that ChemCon may avail itself of a Registration Statement on Form S-8, and is qualified to do so. It is my further opinion that the above-named individuals are proper persons qualified to receive shares which are registered in a Registration Statement on Form S-8.

     I consent to the use of this letter in the Registration Statement filed on Form S-8.

                                        Yours  truly,


                                        /s/  Jerry Gruenbaum, Esq.
                                        -----------------------------
                                        Jerry  Gruenbaum,  Esq.


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